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                                                                    Exhibit 1(d)




                            CERTIFICATE OF AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                          LIQUID INSTITUTIONAL RESERVES

         The undersigned, being Vice President and Assistant Secretary of Liquid Institutional Reserves ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Establishment and Designation of Classes Certificate dated June 17,1992 (as previously amended on May 9, 2001), which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on February 13, 2002, and that the amendment will become effective on April 8, 2002:

                  RESOLVED, that pursuant to Section 8 of Article VIII of the Amended and Restated Declaration of Trust, the Establishment and Designation of Classes Certificate dated June 17, 1992 (as previously amended on May 9, 2001), which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, be, and it hereby is, amended to change the names of the Series of the Trust from "Brinson LIR Money Market Fund," "Brinson LIR Government Securities Fund" and "Brinson LIR Treasury Securities Fund" to "UBS LIR Money Market Fund," "UBS LIR Government Securities Fund" and "UBS LIR Treasury Securities Fund," respectively.



Dated: February 15, 2002
                                                 /s/ Keith A. Weller
                                          --------------------------------------
                                                 Keith A. Weller
                                          Vice President and Assistant Secretary


New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


                                                 /s/ Victoria Drake
                                          --------------------------------------
                                                 Notary Public